BENHAM EQUITY FUNDS
                         POST-EFFECTIVE AMENDMENT NO. 17

                 Written Representation Pursuant to Rule 485(e)
                         of the Securities Act of 1933.

         As required by paragraph (e) of Rule 485, I hereby certify, as Vice President, Secretary, and General Counsel of the Registrant, that this Post-Effective Amendment No. 17 meets all of the requirements for effectiveness set forth in paragraph (b) of Rule 485 and hereby represent that such Post-Effective Amendment No. 17 does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.




                                               /s/Douglas A. Paul
                                               ------------------------------
                                               Douglas A. Paul
                                               Vice President, Secretary, and
                                               General Counsel


Mountain View, California
February 16, 1996